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                                                                    EXHIBIT 21.1

              CORPORATE PROPERTY ASSOCIATES 16- GLOBAL INCORPORATED

                           QUALIFIED REIT SUBSIDIARIES

NAME OF SUBSIDIARY                               STATE OF INC.
------------------                               -------------
QRS 16 Paying Agent                                  NY

PRINTS (UK) QRS 16-1, INC.                           DE

MAGS (UK) QRS 16-2, INC.                             DE

FOSS (NH) QRS 16-3, INC.                             DE

CRI (AZ-CO) QRS 16-4, INC.                           DE

LIBRARY (UT) QRS 16-5, INC.                          DE

TITO (FI) QRS 16-6, INC.                             DE

PG (MULTI-16) QRS 16-7, INC.                         DE

HUNT (TX) QRS 16-8, INC                              DE

PG-BEN (CAN) QRS 16-9, INC.                          DE

PG-TRUSTEE (CAN) QRS 16-10, INC                      DE

XPD Member (NJ) QRS 16-12, INC                       DE